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                                                                   EXHIBIT 10.24



DISTRIBUTOR SALES AGREEMENT (BRANDED)
EXXON COMPANY, U.S.A.

CONTRACT and AGREEMENT made and entered into by and between Exxon Company, U.S.A. (a division of Exxon Corporation), having an office and place of business at 800 Bell, Houston, Texas 77002-7426 hereinafter called "Seller", and PETRO
                                                                        -----
STOPPING CENTERS, L.P. having an office at 6080 SURETY DR., EL PASO, TX 79926,
----------------------                     ----------------------------------
hereinafter called "Buyer".

1. PERIOD: Unless sooner terminated as provided elsewhere herein, this Agreement shall be in full force and effect for the period of three (3) years beginning on November 1, 1996, and ending on October 31, 1999.
             ----------------                ----------------

2.   QUANTITIES:
     (a) Seller agrees to sell to Buyer branded motor gasoline and branded diesel of the kinds and in the quantities and under the terms and conditions set forth herein and in the MOTOR FUEL PRODUCT SCHEDULE TO DISTRIBUTOR SALES AGREEMENT (BRANDED) (hereinafter "Product Schedule") annexed hereto and made a part hereof and Buyer agrees to purchase, receive and pay for the same on the terms and conditions herein stated and in the Product Schedule.
     (b) By mutual consent this Agreement may, from time to time, be amended by the addition to or deletion herefrom of additional or revised Product Schedule(s). Any such additional or revised Schedule(s) shall be marked as such and signed by the duly authorized representatives of the parties and shall thereupon be affixed to and become a part of this Agreement from and after the effective date appearing on such additional or revised Schedule(s).
     (c) The amount of any such products that Seller is obligated to sell to Buyer is subject to all of Seller's other rights and/or obligations to: (A) allocate supplies of available products; and (B) allocate products pursuant to any regulation, direction, or request (whether valid or invalid) made by any governmental authority or any person purporting to act for any governmental authority.

3. PRICE: The price of the products covered by this Agreement shall be as provided in the Product Schedule.

4.   PAYMENT:
     (a) Unless Seller notifies Buyer otherwise, Buyer will pay Seller for any products and other charges by electronic funds transfer at the time Seller designates. Seller has the ongoing right to periodically give Buyer notice of a different method, time, or place of paying for any products or other charges.
     (b) Nothing herein shall be construed as obligating Seller to extend any credit to Buyer. If Seller in its sole determination does elect to extend credit to Buyer, such extension of credit shall be made only in writing and on the following terms and conditions:
          (1) Method of payment shall be electronic funds transfer, unless otherwise specified by Seller, at or to the payment location specified by Seller.
          (2) In the event Seller does not receive payment on or before the due date, Seller may impose and Buyer will pay, a late payment charge for each month (prorated for each partial month) that passes between the due date and the date Seller receives payment. This late payment charge will be in addition to Seller's other remedies, and will not exceed the lesser of (A) the maximum allowed by law, or (B) a fixed rate that may vary from state to state in Seller's discretion, but that will not be less than eighteen per cent (18%) per annum prorated over the period that credit is outstanding.
          (3) Seller will furnish to Buyer statements of Buyer's account on a monthly basis. Payment of any such bills shall not prejudice the right of Buyer to question the correctness thereof; provided however, all bills and statements rendered to Buyer by Seller during any month

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               shall conclusively be presumed to be true and correct after ninety (90) days following the end of any such month, unless within said ninety (90) day period Buyer delivers to Seller's accounting office issuing said statement written exception thereto setting forth the item or items questioned and the basis therefore. Time is of the essence in complying with this provision.
          (4) In the event there are additional business transactions between Buyer and Seller including without limitation those relating to
               (i) credit sales of products other than those identified herein,
               (ii) promissory notes, or (iii) real estate, unless it is clearly indicated in writing by Buyer as to how payments received by Seller from Buyer are to be applied, then such payments shall be applied by Seller in the following order of priority: (i) trade accounts, (ii) promissory notes, (iii) rentals or other amounts due under any other agreement or transaction.
          (5) Seller reserves the right to withdraw such credit immediately at any time on giving to Buyer notice thereof. In the event credit is withdrawn, all amounts then due and owning shall become payable, and all future sales by Seller to Buyer shall be for cash (or at Seller's option certified or cashier's check, money order, electronic funds transfer, or other means approved by Seller).
          (6) Seller has the right, but not the obligation, to offset any amounts owed by Buyer to Seller, whether arising from the sale of products under this Agreement, or arising under any other agreement or business transaction between the parties.
     (c) When Buyer takes delivery of any product sold hereunder, Buyer represents to Seller that Buyer is solvent and able to pay for such product. Additional evidence of Buyer's solvency shall be the written confirmation of Buyer's purchase.

5.   CARD ADMINISTRATION:
     (a) Seller may issue Seller Cards and process and pay for Seller Card sales tickets submitted to Seller in accordance with the terms of the applicable card guide. Seller may authorize third party issuers (Third Party Issuer(s)) to issue Seller Cards any other cards and process and pay Buyer for Seller Cards and other card sales tickets submitted to Third Party Issuer in accordance with the terms of an applicable card guide or agreement. Seller has the right, but not the obligation, to change at any time its methods or terms of issuing, or authorizing the issuance of, Seller Cards and other cards and its methods or terms of processing and paying, or authorizing the processing and paying of, Seller Cards and other card sales tickets. Nothing in this Agreement obligates Seller or Third Party Issuer to issue Seller Cards and other cards or to process for payment Seller Cards and other card sales tickets.
     (b) Buyer agrees to be bound by and comply with all terms and conditions of any card guide or agreement under which Seller or Third Party Issuer agrees to process and pay for Seller Cards and other card sales tickets. The terms of such card guide or agreement may be amended and/or supplemented at any time by Seller or Third Party Issuer(s).
     (c) If Third Party Issuer agrees to pay Buyer for Seller Card or other card sales tickets submitted for payment in accordance with the terms of the applicable card guide or agreement, Buyer will look solely to third Party Issuer and not to Seller for such payment. Should Seller elect to or otherwise pay all or any portion of any card sales ticket charged back by Third Party Issuer to Buyer, upon demand from Seller, Buyer shall immediately reimburse Seller for any such payments made by Seller.
     (d) Seller has the right, but not the obligation, to offset any amounts owned by Seller to Buyer against any amounts owed by Buyer to Seller, whether arising under a contract or from any other business transaction between the parties. Seller has the right, but not the obligation, to instruct a Third Party Issuer to pay Seller rather than Buyer for Seller Card and other card sales tickets submitted by Buyer to Third Party Issuer, to apply against the payment of any amounts owed by Buyer to Seller whether arising under a contract or from any other business transaction between the parties.
     (e) If Buyer requests Seller or Third Party Issuer to accept assignment of credit or debit card tickets from, and make return payment directly to Buyer's customers, and Seller or Third Party Issuer agrees to accept such assignments, Buyer agrees that such assignments shall be treated for all purposes as

                                      -2-

















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if assigned directly by Buyer, that chargebacks of reassigned credit or debit sales tickets received from Buyer's customers shall be the responsibility of Buyer, and that such chargebacks may be deducted from sums owed by Seller or Third Party Issuer to Buyer.

6. DELIVERY: Delivery of the product(s) covered by this agreement and passage of title and risk of loss shall be as stated in the applicable Product Schedule.

7. TAXES: In addition to the price charged by Seller for products purchased hereunder, Buyer will pay to Seller any foreign or domestic tax, fee or other charge (except taxes based on income), whether or not of the same class or kind as those listed below, whenever imposed or assessed, that any municipal, county, state, federal or other laws (now in effect or hereafter enacted) directly or indirectly require Seller or Seller's suppliers to collect or pay related to the production, manufacturer, sales, inspection, transport, storage, delivery, or use of products covered by this Agreement. This charges include, without limitation (A) duty taxes; (B) sales taxes; (C) excise taxes; and (D) taxes on or measured by gross receipts.

8.   FAILURE TO PERFORM:
     (a) Any delays in or failure of performance of either party hereto shall not constitute default hereunder or give rise to any claims for damages if and to the extent that such delay or failure is caused by occurrences beyond the control of the party affected, including, but not limited to, acts of God or the public enemy; expropriation or confiscation of facilities; compliance with any order or request of any governmental authority; acts of war, rebellion or sabotage or damage resulting therefrom; embargoes or other import or export restrictions; fires, floods, explosions, accidents, or breakdowns; riots, strikes or other concerted acts of workers, whether direct or indirect; reduction of transportation capacity; inability to obtain necessary industrial supplies, energy, or equipment; or any other causes whether or not of the same class or kind as those specifically above named which are not within the control of the party affected and which, by the exercise of reasonable diligence, said party is unable to prevent or provide against. A party whose performance is affected by any of the causes set forth in the preceding sentence shall give prompt written notice thereof to the other party.
     (b) If for any reason Seller's supplies of product deliverable under this Agreement are inadequate to meet Seller's contract obligations to its customers for such products, or if Seller determines, in its sole discretion, in consideration of the uncertainties of worldwide raw material availability or refining capacity limitations or other factors, that it is appropriate to impose a plan of allocation (by grade or otherwise), then Seller shall have the right to impose such a plan and the right to include one or more of the following:
          (1) Seller's "customers" for products of the kind deliverable hereunder shall be deemed to include (i) purchasers pursuant to current contracts, (ii) purchasers whose contracts have expired where Seller, at its sole option, determines to continue sales, (iii) purchasers to whom sales have been made on a regular and recurring basis to whom contracts have not been submitted and (iv) new customers to whom Seller determines to commence selling at its sole option.
          (2) Seller shall have the right to give preference in allocation to those customers whose needs (including resellers who sell for similar needs) are related to (i) protection of life or health, (ii) production and transportation of food and energy, (iii) mass transportation customers, and (iv) national defense.
          (3) Seller's allocation plans may be put into effect on such geographical basis (including treating one geographic area differently than another one) as Seller may determine, without regard for the specific inventory at the place or places from which products deliverable hereunder are normally produced, shipped or delivered.
          (4) Seller shall have sole discretion to determine the proportions in which it will manufacture various products from the raw material available to it and to determine the level of inventories which it maintains for all raw materials and all products. Seller shall have no obligation to purchase or otherwise obtain additional products of the kind deliverable hereunder or raw

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          materials from which such products are derived, and Seller shall have complete discretion as to the disposition of any raw materials or products which Seller may buy.
          (5) Seller's allocation plans shall be applied after making provisions for Seller's own requirements for products of the kind deliverable hereunder. In the context of this subsection "Seller" shall include Exxon Corporation and all of its divisions, subsidiaries, and affiliates whether wholly or partially controlled and whether domestic or foreign.
     (c) Seller shall be under no obligation to make deliveries hereunder at any time when in Seller's sole judgment it has reason to believe that making of such delivery would be likely to cause strikes to be called against it or cause its properties to be picketed.
     (d) Seller shall not be required to make up deliveries omitted on account of any of the causes set forth in this Section.
     (e) Nothing in this Section shall excuse Buyer from making payment when due for deliveries under this Agreement.
     (f) Seller shall be under no obligation to make deliveries hereunder at any time when in Seller's sole judgment Buyer's premises or equipment, including tanks, are unsafe for the delivery of product(s). Buyer accepts full responsibility for all damages to any person or property in any way resulting from Buyer's failure to provide safe premises and equipment, including tanks safe and fit for the storage or handling of motor fuels, whether such failure is known or unknown to Seller or Seller's representative, and Buyer indemnifies and holds Seller harmless with respect to any such damages or any cause of action arising therefrom.

9. PRICE ADJUSTMENT: Buyer shall pay to Seller in addition to the prices provided for herein any foreign or domestic duty, tax, sales tax, excise tax, gross receipts tax, fee or other charge, whether or not for the same class or kind, now in effect or thereafter imposed or assessed (but exclusive of taxes based on net income) which Seller or Seller's supplier, direct or indirect, may be required by any municipal, state, federal or foreign government law, rule, regulation or order, to collect or pay with respect to the production, manufacture, sale, transportation, storage, delivery or use of products sold hereunder, and which is not otherwise given effect in Seller's applicable prices.

10. NEW OR CHANGED REGULATIONS: The parties are entering into this Agreement in reliance on the regulations, law and arrangements with governments or governmental instrumentalities (hereinafter called "regulations") in effect on the date of execution by Seller affecting the products (including the raw materials, manufacturing or distribution facilities used therefor) sold hereunder insofar as said "regulations" affect Buyer, Seller or Seller's suppliers. If the effect of any change in any regulation or of any new "regulation" (1) is not covered by any other provision of this Agreement, and
(2) in the affected party's judgment, either (a) has an adverse effect upon the party of (or if Seller, upon Seller's suppliers) or (b) increases the risk to the party of performance under this Agreement, the affected party may request renegotiation of the terms of this Agreement. The affected party has the right to terminate this Agreement on written notice, effective ninety (90) days after the request for renegotiation, if the renegotiation is not satisfactorily completed. Such right to request renegotiation or, upon failure to agree, to terminate, shall without limitation also be available if "regulations":
     (a) Inhibit Seller from freely establishing, by increasing or decreasing, prices of products covered by this Agreement.
     (b) Prohibit Seller from collecting the price adjustment provided for above under "Price Adjustment";
     (c) Regulate the prices or recipients of products covered by this Agreement; or
     (d)  Affect Seller's liability.

11.  TRADEMARKS:
     (a) Buyer is permitted to display Seller's trademarks solely to designate the origin of said products and Buyer agrees that petroleum products of other (or unbranded petroleum products purchased from Seller) will not be sold by Buyer under any trade name, trademark, trade dress, brand name, label, insignia,

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symbol, or imprint owned by Seller or used by Seller in its business
(collectively "Exxon Identification"). Upon termination of this Agreement or prior thereto upon demand by Seller, Buyer shall discontinue the posting, mounting, display or other use of Exxon identification except only to the extent they appear as labels or identification of products manufactured or sold by Seller and still in the containers or packages designed and furnished by Seller. Buyer is not a licensee of Seller's trademark. Without prior written authorization, Buyer shall not mix, commingle, adulterate, or otherwise change the composition of any of the products purchased hereunder and resold by Buyer under said Exxon Identification. Seller is hereby given the right to examine at any time, and from time to time, the contents of Buyer's tanks or containers in which said product(s) purchased hereunder are stored and to take samples therefrom, and if in the opinion of Seller any samples thus taken are not said product(s) and in the condition in which delivered by Seller to Buyer, then Seller may at its option cancel and terminate this Agreement. If there shall be posted, mounted, or otherwise displayed on or in connection with the premises any sign, poster, placard, plate, device or form of advertising matter whether or not received from Seller, consisting in whole or in part of the name of Seller or any Exxon Identification, Buyer agrees at all times to display same properly and not to diminish, dilute, denigrate, or otherwise adversely affect same and to discontinue the posting, mounting or display or same immediately upon Buyer's ceasing to sell Seller's branded motor fuels (or other branded products of Seller) or in any event upon demand by Seller. Buyer further agrees to take no action which will diminish or dilute the value of such trademarks or other identifications owned or used by the Seller.
      (b) Buyer or Buyer's customers shall not sell non-Exxon branded motor gasoline under any Exxon-identified canopy or at any fueling island where Buyer or Buyer's customer is selling Exxon branded motor gasoline. Provided, however, that "non-Exxon branded motor gasoline" as used in the preceding sentence shall not be construed to apply to gasohol or other synthetic motor fuels of similar usability, to the extent provided for in the Gasohol Competition Act of 1980, Pub. L. 96-493.
      (c) Without affecting Buyer's obligations under Section 11(b) above, if Buyer offers non-Exxon products for sale, Buyer agrees to protect the identity of Exxon branded products and Exxon's trademarks by all reasonable methods which would prevent customer confusion or misinformation. Buyer agrees to conform to Exxon's deidentification requirements, as same may be revised from time to time, including but not limited to posting of Exxon approved signs which clearly distinguish Exxon products from non-Exxon products, disclaiming any product liability of Seller for damage resulting from use of non-Exxon products, and removing or covering any sign which may mislead, confuse, or misinform some customers or reduce their goodwill toward the Exxon Identification. In addition, Buyer agrees to comply with any additional steps beyond the Exxon deidentification requirements required by any applicable law, ordinance or regulation regarding the labeling of petroleum products.
      (d) In furtherance of its obligations as set forth in the preceding paragraphs of this Section, Buyer agrees that it will for itself, and as to any of its customers to whom Seller's trademark symbol has been provided or who is permitted the display of such trademark or other Exxon Identification require of such customers that they will, while identifying the source of the products sold at their premise(s), or any location operated directly by Buyer, with Seller's trademark or other Exxon Identification comply with the foregoing, and will incorporate in its arrangements with such customers the undertakings provided in this section and will assist in the enforcement thereof. Such assistance includes, but is not limited to the authorization to Seller to commence legal proceedings in Buyer's name, and at Buyer's expense, for the purposes of enforcing Buyer's obligations in this paragraph. Buyer further agrees to notify immediately Seller of any customers failing to comply with this section.
     (e) Buyer shall have neither the right to use or display at marinas, nor the right to authorize or permit the use or display at marinas, Exxon Identification in connection with the sale of products purchased hereunder.
     (f) To permit Seller to carry out its right and obligation to protect its trademark from diminution, dilution, or destruction by misuse of failure to whom permission to display it has been granted hereunder, Buyer agrees that upon request by Seller (but not more frequently than once each year) it will provide Seller with a list of the names and addresses to which Buyer has provided Seller's trademark symbol or other Exxon Identification and where such locations are displaying Seller's trademark or other

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Exxon Identification of Seller as the source of the products sold, it being understood and agreed that a breach of any provision of this Section 11 is an event which is relevant to the franchise relationship as defined in the Petroleum Marketing Practices Act (15 U.S.C.A. 2801 et seq.) and as a result of which termination of the franchise or nonrenewal of the franchise relationship as defined is reasonable.
     (g) If Buyer, for whatever reason, ceases to display or authorize the display of Exxon Identification at any location, then Buyer will notify Seller in writing within thirty (30) days of that event.

12.  MARKET DEVELOPMENT AND REPRESENTATION:
     (a) A primary business purpose of Seller is to optimize effective and efficient distribution and representation of its branded motor fuel products in the interbrand motor fuel market through planned market development and image improvement. In furtherance of this business purpose, Buyer and Seller agree as follows:
          (i) While it is not a requirement of this Agreement, Seller believes that it is important for Buyer to have, and periodically update, a market development plan. The plan should provide for the selection and acquisition of "key sites" and "special opportunity sites" (both as defined from time to time by Seller) and the development of optimal facilities, effective operating practices, and the necessary financial and management resources. If Buyer, or key person of Buyer, has not attended a market development seminar given by Seller, Buyer, or key person of Buyer will attend any such seminar if requested to do so by Seller.
          (ii) Unless pursuant to specific prior written authorization from Seller, Buyer agrees not to display, or to authorize or permit Buyer's customers to display Exxon Identification in connection with the sale of motor fuel at any retail motor fuel store. This subparagraph (ii) shall not apply to Exxon branded motor fuel stores validly operated by Buyer on March 31, 1987, or to stores at which Buyer validly authorized Buyer's customers to display Exxon Identification on such date.
          (iii) Unless pursuant to specific prior written authorization from Seller, Buyer shall not, directly or indirectly, sell or supply, or cause to be sold or supplied, any motor fuels purchased from Seller to any person or entity currently having a branded motor fuels supply agreement directly with Seller, which supply agreement pertains to a specific retail outlet. The reference to "entity" in the preceding sentence shall be deemed to include any other entity owned or controlled by the person or entity having the aforementioned supply agreement directly with Seller.
     (b) Buyer shall cause all retail stores which Buyer supplies with Seller's branded motor fuels to meet the following minimum conditions, or Buyer shall lose the right to use or display Exxon Identification, or to grant to its customers the right to use or display Exxon Identification, at any such store.
          (i)     Paved driveways with safe and good ingress and egress;
          (ii) Permanent building which is structurally sound and complies with all fire, building and zoning codes and ordinances;
          (iii)   Clean premises free of debris, trash, and fire hazards;
          (iv) Modern restrooms for men and women available to the general public;
          (v) Posting, at all times, of actual motor fuel prices, in numerals, in all RID price sign systems located on the premises.
          (vi) Compliance with applicable standards as described in Attachment A-Facility Requirements to Distributor Sales Agreement (Branded), which is incorporated herein and made a part of this Agreement.

13. PROMOTION OF PRODUCTS. Buyer agrees to diligently promote the sale of gasoline and other motor fuel purchased hereunder. With respect to Buyer's customers who are permitted in accordance with Section 11 to display Exxon Identification, Buyer agrees to include in Buyer's arrangements with such

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customers, the requirements to provide at such customer's premises through the underground storage and dispensing equipment a representative offering of Exxon branded motor fuel at all times when such customers display Exxon Identification. A representative offering of Exxon branded motor fuel is defined as a) the offering of three grades of Exxon branded gasoline or other motor fuel if Buyer offers four or more grades of gasoline or other motor fuel at the premises; or b) offering two grades of Exxon branded gasoline or other motor fuel if Buyer offers three grades of gasoline or other motor fuel at the premises, or c) as offering one grade of Exxon branded motor gasoline or other motor fuel if Buyer offers two or fewer grades of gasoline or other motor fuel at the premises. Buyer agrees to undertake the enforcement of such requirement. Buyer further agrees to comply with this same requirement at any location operated directly by Buyer.

14. CUSTOMER SERVICE AND COMPLAINTS: While using any Exxon Identification of Seller, as set forth in Section 11, Buyer agrees:
     (a) To render appropriate, prompt, efficient, and courteous service at the premises to Buyer's customers for such products, to respond expeditiously to all complaints of such customers, making fair adjustment when appropriate, and otherwise conduct Buyer's business in such products in a fair and ethical manner and maintain the premises' facilities, all in a manner which will foster customer acceptance of and desire for the products sold by Seller to Buyer;
     (b) To provide sufficiently qualified and neatly dressed attendants, uniformed as appropriate to render first class service to customers;
     (c) To keep the rest rooms clean, orderly, sanitary and adequately furnished with rest room supplies; and
     (d) To assist in maintaining a high level of customer acceptance of the Seller's trademarks by keeping the premises open for dispensing of products associated with such trademark during such hours each day and days a week as are reasonable considering customer convenience, competitive conditions and economic consequences to Buyer.
     Buyer also agrees that as to any of its customers to whom it sells product purchased from Seller hereunder and to whom Exxon Identification has been provided or who is permitted the use of such Exxon Identification, Buyer will include in its arrangements with such customers the undertaking provided in this section and will undertake the enforcement thereof. Buyer further agrees that Seller may revoke the right of Buyer to display, or permit the display at Buyer's customers, Exxon Identification at any location which, after reasonable notice by Seller to Buyer to cure, continues to be in violation of this Section 14.

15. DETERMINATION OF QUANTITY AND QUALITY: The quantity and quality of products sold hereunder shall be for all purposes conclusively deemed to be the quantity and quality set forth in Seller's documents of delivery unless within seven (7) days of the date of delivery Buyer delivers to Seller written notice of any claimed shortage in quantity or claimed deviation in quality. Time is of the essence in complying with this provision.

16. QUALITY, GRADE, SPECIFICATION, OR NAME OF PRODUCT: Seller shall have the right at its sole discretion at any time during the life of this Agreement to change, alter, amend or eliminate any of the grades, trade names, trademarks or brands of petroleum products covered by this Agreement. Seller may also, in its sole discretion, change or alter the quality of specification of any of the products covered by this Agreement. If any such change or alteration materially affects the performance of the products or need of Buyer therefor for the purposes intended by Buyer, Buyer may terminate this Agreement as to any products so affected on thirty (30) days' prior written notice to Seller; however, Buyer may not terminate this Agreement for any change in quality or specification of any said products resulting from compliance with governmental regulations. Seller shall give Buyer written notice of discontinuance of the manufacture of any products covered by this Agreement. The Agreement shall terminate as to such products when such notice is effective. Seller shall have the right to enter the premises of the Buyer or of any of the Buyer's customers who have purchased product sold to Buyer under this Agreement and being offered for sale by such customer under Exxon Identification during normal business hours for the purpose of obtaining a sample or samples of any product available for the sale under Exxon Identification or other Exxon Identification by paying Buyer or customer of Buyer the current retail price therefor. Buyer will include in its arrangements with its customers the right of Seller to enter the premises of such customers for the sole purpose stated in the preceding sentence of this paragraph and agrees to assist in the enforcement thereof.

17. ASSIGNMENT: This Agreement shall not be transferred or assigned by Buyer in whole or in part, directly or indirectly. Seller may assign this Agreement in whole or in part upon ten (10) days prior written notice to Buyer.

18. WAIVER: No waiver by either party of any breach of any of the covenants or conditions herein contained to be performed by the other party shall be construed as a waiver of any succeeding breach of the same or any other covenant or conditions. All waivers must be in writing.

19. LAWS:
    (a) Buyer agrees that in receiving, storing, handling, offering for sale, selling, delivering for use or using itself products purchased from Seller under this Agreement, Buyer will comply, and instruct his employees with respect to same, with all applicable federal, state, county and local laws, statutes, ordinances, codes, regulations, rules, orders, and permits.

    (b) Except as provided in Section 19(c), Buyer will indemnify and hold Seller, its employees, agents, successors, and assigns, from and against any and all expenses, costs (including, without limitation, professional fees), penalties, fines (without regard to the amount of such fines), liabilities, claims, demands and causes of action, at law or in equity (including, without limitation, any arising out of the Comprehensive Environmental Response Compensation and Liability Act (CERCLA), the Resource Conservation and Recovery Act (RCRA), or the Clean Air Act) for Buyer's failure to comply with Section 19(a), and such failure to Buyer to comply shall also entitle Seller to terminate this Agreement.

    (c) Notwithstanding the terms of Section 19(b), it is the intention of the parties that Buyer will fulfill its obligations set forth in Section 19(b), EVEN IF SELLER ITS AGENTS AND/OR EMPLOYEES ARE JOINTLY OR CONCURRENTLY NEGLIGENT AND/OR JOINTLY OR CONCURRENTLY ACT WITH WILLFUL MISCONDUCT, but not if Seller, its agents and/or employees are solely negligent and/or solely act with willful misconduct.

    (d) If at any time Seller determines that due to governmental regulations, it is unable to increase the price of any of the products deliverable under this Agreement by an amount which is sufficient in Seller's judgment to reflect increase in either (a) the cost of such products(s) to Seller or Seller's supplier or (b) the fair market value of such product(s), which have occurred since the date of this Agreement or the date of the last increase in the price of such product(s) whichever is later, Seller may cancel this Agreement upon thirty (30) days written notice to Buyer, or may suspend this Agreement while such limitation is in effect.

20. NOTICES: All written notices required or permitted to be given by this Agreement shall be deemed to be duly given if delivered personally or sent by certified mail to Seller or to Buyer, as the case may be, at the address set forth above or to such other address as may be furnished by either party to the other in writing in accordance with the provisions of this Section. The date of mailing shall be deemed the date of giving such notice, except for notice of change of address, which must be received to be effective.

21. TERMINATION:
    (a)  This agreement shall terminate upon expiration of term stated in
         Section 1.
    (b)  This Agreement may be terminated by Seller:
         (1) Upon assignment of the agreement by Buyer contrary to Section 17.
         (2) If Buyer or any of its key persons, managers, or stockholders makes any material false or misleading statement or representation (by act or by omission) which induces Seller to enter into this Agreement, or which is relevant to the relationship between the parties hereto;

         (3) If Buyer becomes insolvent;
         (4) If possession of the business location(s) of the Buyer is interrupted by an act of any government or agency thereof;
         (5) If Buyer fails to pay in a timely manner any sums when due hereunder;
         (6) If Buyer fails to purchase any products covered by this agreement during any consecutive three month period;
         (7) If Buyer defaults in any of its obligations under this Agreement;
         (8) If Buyer is declared incompetent to manage his property or affairs by any court, or if Buyer is mentally or physically disabled for three (3) months or more to the extent that Buyer is unable to provide for the continued proper operation of the business of the Buyer;
         (9) Under the circumstances described in causes for termination by Seller in any Section of this agreement;
        (10) If Buyer dies;
        (11) If Buyer or any of its key persons, managers, or stockholders engages in fraud or criminal misconduct relevant to the operation of the business of the Buyer;
        (12) If Buyer or any of it key persons, managers, or stockholders is convicted of felony or of a misdemeanor involving fraud, moral turpitude or commercial dishonesty, whether or not the crime arose from the operation of the business of the Buyer; or
        (13) If there occurs any other circumstance under which termination of a franchise is permitted under the provisions of the Petroleum Marketing Practices Act (15 U.S.C.A. 2801 et seq.)
        (14) Seller loses the right to grant the right to use the EXXON trademark;
    (c) If Seller has cause to believe that Buyer has engaged to fraudulent, unscrupulous or unethical business practices (which shall include but not be limited to practices forbidden by federal, state or local laws or regulations), Seller may, at its sole discretion, give Buyer written notice of its belief. Following the receipt of such notice, Buyer shall be given reasonable opportunity to discuss the matter with Seller's representatives. In following such discussions (or reasonable opportunity therefor) and after such investigation of the matter as is reasonable under the circumstances, Seller reaches a good faith conclusion that Buyer has engaged in one or more such practices, Seller shall have the right to terminate this Agreement.
    (d) Any termination of this Agreement shall be preceded by such notice from Seller as may be required by law.
    (e) Upon the expiration of the term hereof or upon termination hereof, Seller shall have the right, at its option, to enter upon any premises at which the Exxon Identification is displayed, and to remove, paint out, or obliterate any signs, symbols or colors on said premises or on the buildings or equipment thereof which in Seller's opinion would lead a purchaser to believe that Seller's products are being offered for sale at the premises.
    (f) Termination of this Agreement by either party for any reason shall not relieve the parties of any obligation theretofore accrued under this Agreement.

22. ACCORD: The parties to this Agreement have discussed the provisions herein and find them fair and mutually satisfactory; and further agree that in all respects the provisions are reasonable and of material significance to the relationship of the parties hereunder, and that any breach of a provision by either party hereto or a failure to carry out said provisions in good faith shall conclusively be deemed to be substantial.

23. NATURE OF AND MODIFICATION OF AGREEMENT:
    (a) In consideration of the granting and execution of this Agreement, the parties understand and agree that they are not contractually obligated to extend or renew in any way the period or terms of this Agreement, that this Agreement shall not be considered or deemed to be any form of "joint venture" or "partnership" at the premise(s) of Buyer or elsewhere.

     (b) Buyer agrees to provide sixty (60) days' prior written notice of any change in the name or legal form of buyer.
     (c) This Agreement may be modified only by a writing signed by both of the parties or their duly authorized agent.

24. COMPLIANCE WITH LAWS: SEVERABILITY OF PROVISIONS: Both parties expressly agree that it is the intention of neither party to violate statutory or common law and that if any section, sentence, paragraph, clause or combination of same is in violation of any law, such sentences, paragraphs, clauses or combination of same shall be inoperative and the remainder of this Agreement shall remain binding upon the parties hereto unless in the judgment of either party hereto, the remaining portions hereof are inadequate to properly define the rights and obligations of the parties, in which event such party shall have the right, upon making such determination, to thereafter terminate this Agreement upon the notice to the other.

25. EXPRESS WARRANTIES: EXCLUSION OF OTHER WARRANTIES: Seller warrants that the product(s) supplied hereunder will conform to the promises and affirmations of fact made in Seller's current technical literature and printed advertisements related specifically to such product(s); that it will convey good title to the product(s) supplied hereunder, free of all liens, and that the products supplied hereunder meet such specifications as have been expressly made a part of this Agreement. THE FOREGOING WARRANTIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER WRITTEN, ORAL OR IMPLIED. THE WARRANTY OF MERCHANTABILITY, IN OTHER RESPECTS THAN EXPRESSLY SET FORTH HEREIN, AND WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, IN OTHER RESPECTS THAN EXPRESSLY SET FORTH HEREIN, ARE EXPRESSLY EXCLUDED AND DISCLAIMED.

26. ENTIRE AGREEMENT: This writing is intended by the parties to be the final, complete and exclusive statement of this agreement about the matters covered herein. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR WARRANTIES AFFECTING IT.

27. DAMAGES: NO CLAIM SHALL BE MADE UNDER THIS AGREEMENT FOR SPECIAL, OR CONSEQUENTIAL DAMAGES, EXCEPT AS PROVIDED OTHERWISE BY LAW.

28. PRIOR AGREEMENT: This Agreement cancels and supersedes any prior agreements between the parties thereto, covering the purchase and sale of product(s) covered by this Agreement.

29. QUALITY ASSURANCE PROCEDURES: Seller has provided Buyer a copy of "QUALITY CONTROL PROCEDURES FOR UNLEADED GASOLINE." Buyer agrees that this document and any revisions thereof provided to Buyer by Seller shall be a part of this Agreement and Buyer further agrees in the storage, handling, sale and dispensing of unleaded gasoline to comply with the procedures contained in this document and in any revisions thereof. In the event Buyer fails to comply with this provision, Seller may engage the services of an outside contract firm to perform sampling, testing and reporting. The cost of such outside contract firm shall be borne by Buyer.

30. ATTORNEYS FEES: If Buyer fails to pay any amount due under this Agreement or takes any action not requested in writing by Seller for which Buyer's customers bring a claim or lawsuit against Seller, Buyer agrees to pay Seller's reasonable costs and attorneys fees thereby expended in Seller's pursuit or defense of such matters.

31. SAFETY AND HEALTH INFORMATION: Seller has furnished to Buyer information (including Material Safety Data Sheet(s)) concerning the safety and health aspects of products and/or containers for such products sold to Buyer hereunder, including safety and health warnings. Buyer acknowledges receipt of such information and agrees to communicate such warnings and information to all persons Buyer can reasonably foresee may be exposed to or may handle such products and/or containers, including, but not limited to, Buyer's employees, agents, contractors and customers.

32. KEY PERSON CLAUSE: If Buyer is a corporation or a partnership, it agrees to execute the Key Person Clause To Distributor Sales Agreement (Branded) attached hereto and incorporated herein.

EXECUTED by Buyer and Seller on the date indicated for each signature.

Date: /s/ BARBARA WHITTENTON            Buyer:  PETRO STOPPING CENTERS, L.P.
     -------------------------                ------------------------------
           10-2-96                      By: (X)/s/ J.A. CARDWELL
     -------------------------             ---------------------------------
                                                        Buyer
                                                CEO
                                           ---------------------------------
                                                Office or Title

                                        Date:          10-2-96
                                             -------------------------------
                                        EXXON COMPANY, U.S.A. (Seller)
                                        a division of Exxon Corporation

Date:      11-21-96                     By: /s/ D.L. MITCHELL
     -------------------------             ---------------------------------
                                                     Area Manager
       /s/ T.N. KIEHNE
     -------------------------          Date:          11-21-96
            Witness                          -------------------------------